UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 31, 2008

Green Planet Bioengineering Co., Limited
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-52622	37-1532842
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation or organization)		Identification No.)

18851 NE 29th Avenue, Suite 700
Aventura, Florida 33180

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code:
1 (877) 544-2288 or (601) 786 9171

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment on Form 8-K/A (the “Amendment”) amends the Current Report for Green Planet Bioengineering Co. Limited (the “Company”) on Form 8-K, as initially filed with the Securities and Exchange Commission on January 7, 2009 (the “Original Report”). The purpose of this Amendment is to amend that there were no disagreements between the Company and the former auditors up to December 31, 2008 (the “dismissal date”). This Amendment is an amendment and restatement of the Original Report in its entirety in order to provide a complete presentation.

Item 4.01 Change in Registrant’s Certifying Accountant.

     Effective December 31, 2008, (i) RBSM, LLP was dismissed as the independent auditor of Green Planet Bioengineering Co., Limited (f/k/a/ Mondo Acquisition II, Inc.), a Delaware corporation (the “Registrant”) and (ii) PKF Hong Kong was engaged as the Registrant’s independent auditors. On October 24, 2008, the Registrant acquired all of the issued and outstanding capital shares of Elevated Throne Overseas Limited, a British Virgin Island Company, as further described in the Registrant’s current report on Form 8-K dated October 24, 2008. Elevated Throne Overseas Ltd. owns 100% of FuJian Green Planet Bioengineering Co., LTD., which is a wholly foreign-owned enterprise (“WFOE”) under the laws of the PRC. The WFOE has entered into a series of contractual arrangements with Sanming Huajian Bio-Engineering Co., Ltd., (“Sanming”) a limited liability company headquartered in, and organized under the laws of, the PRC. PKF Hong Kong was the existing independent auditor of Sanming. Accordingly, in the interest of economy and in order to avoid duplication, the Registrant’s Board of Directors authorized the dismissal of RBSM and the engagement of PKF Hong Kong.

     The reports of RBSM on the Registrant’s financial statements for each of the two fiscal years ended December 31, 2006 and 2007 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that the audit report for the year ended December 31, 2006 and 2007 contained an explanatory paragraph describing the existence of substantial doubt about the Registrant's ability to continue as a going concern.

     In connection with the audits of the Registrant’s financial statements for each of the two fiscal years ended December 31, 2006 and 2007, and through December 31, 2008, there were no disagreements with RBSM on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of RBSM would have caused RBSM to make reference to the matter in its reports.

    During each of the two fiscal years ended December 31, 2006 and 2007, and through December 31, 2008, no information is required to be reported under Item 304(a)(1)(iv)(B) of Regulation S-B, promulgated pursuant to the Securities Exchange Act of 1934, as amended.

  The Registrant has provided RBSM with a copy of this current report on Form 8-K and has requested RBSM to furnish the Registrant with a letter addressed to the U.S. Securities and Exchange Commission stating whether it agrees with the above statements and, if not, to state the respects in which it does not agree with such statements. RBSM’s response letter, dated January 9, 2009, is filed as Exhibit 16.1 to this current report on Form 8-K/A.

    Prior to PKF Hong Kong’s engagement, the Registrant did not consult with PKF Hong Kong regarding either the application of accounting principles to a specified transaction, either completed or contemplated, or the type of audit opinion that might be rendered on the Registrant’s financial statements.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

	Exhibit No.	Description

	16.1	RBSM, LLP Response Letter dated January 9, 2009

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 9, 2009	Green Planet Bioengineering Co., Limited
	By:	/s/ Mr. Min Zhao
Mr. Min Zhao
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

16.1	RBSM, LLP Response Letter dated January 9, 2009